Exhibit 3.2

CERTIFICATE OF DESIGNATIONS, PREFERENCES, AND

RIGHTS OF SERIES A 6.50% CUMULATIVE PERPETUAL CONVERTIBLE PREFERRED STOCK

of

FLUOR CORPORATION

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

Fluor Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), in accordance with the provisions of Sections 103, 141 and 151 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority conferred upon the board of directors of the Company by the Amended and Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), on May 11, 2021, the board of directors of the Company (a) authorized the creation, designation, and issuance of shares of a new series of the Company’s undesignated preferred stock; and (b) adopted the resolution set forth immediately below to designate such new series of preferred stock as the “Series A 6.50% Cumulative Perpetual Convertible Preferred Stock”, to establish the number of shares to be included in such series, and to fix the voting powers, designations, powers, preferences and the relative, participating, optional and other rights of the shares of such series and the qualifications, limitations, and restrictions thereof, which resolution is now, and at all times since its date of adoption has been, in full force and effect:

RESOLVED, that pursuant to the authority conferred upon the board of directors of the Company by the Certificate of Incorporation and Section 151(g) of the General Corporation Law of the State of Delaware, the board of directors of the Company hereby designates 600,000 shares of the preferred stock, par value $0.01 per share, of the Company as “Series A 6.50% Cumulative Perpetual Convertible Preferred Stock” and the voting powers, designations, powers, preferences and the relative, participating, optional and other rights of the shares of such series and the qualifications, limitations, and restrictions thereof are as set forth in this certificate of designations, as it may be amended from time to time (this “Certificate of Designations”) as follows:

 Part 1.          Designations and Amount. The shares of such series shall be designated as “Series A 6.50% Cumulative Perpetual Convertible Preferred Stock” (the “Preferred Stock”) and the number of shares constituting such series shall be 600,000. Such number of shares may be increased or decreased by resolution of the board of directors of the Company, subject to terms and conditions hereof and the requirements of applicable law; provided, however, that no such decrease shall reduce the number of shares of the Preferred Stock to a number less than the number of shares then outstanding.

Part 2.          Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full in this Certificate of Designations.

IN WITNESS WHEREOF, Fluor Corporation has caused this Certificate of Designations to be signed by the undersigned this 18th day of May, 2021.

FLUOR CORPORATION

By:	/s/ Joseph L. Brennan
	Name:	Joseph L. Brennan
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Certificate of Designations of Preferred Stock]

ANNEX A

1.            General Matters; Ranking. Each share of Preferred Stock shall be identical in all respects to every other share of Preferred Stock. The Preferred Stock, with respect to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company, shall rank (i) senior to each class or series of Junior Stock, (ii) on parity with each class or series of Parity Stock, (iii) junior to each class or series of Senior Stock and (iv) junior to the Company’s existing and future indebtedness.

2.            Definitions. As used herein, the following terms shall have the following meanings:

(a)         “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Certificate of Designations shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

(b)         “Agent Members” shall have the meaning specified in Section 11(a)(i).

(c)         “Board of Directors” shall mean the board of directors of the Company or, with respect to any action to be taken by the board of directors of the Company, any committee of the board of directors of the Company duly authorized to take such action.

(d)         “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

(e)         “Capital Stock” shall mean, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

(f)         “Certificate of Incorporation” shall have the meaning set forth in the recitals.

(g)         “Certificated Preferred Stock” shall have the meaning specified in Section 11(a)(iii).

(h)         “Clause A Distribution” shall have the meaning specified in Section 8(d)(iii).

(i)         “Clause B Distribution” shall have the meaning specified in Section 8(d)(iii).

(j)         “Clause C Distribution” shall have the meaning specified in Section 8(d)(iii).

(k)         “close of business” means 5:00 p.m. (New York City time).

(l)         “Closing Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal United States national or regional securities exchange on which the Common Stock is traded or, if the Common Stock is not listed for trading on a United States national or regional securities exchange on the relevant date, the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date, as reported by OTC Markets Group Inc. or a similar organization. In the absence of such a quotation, the “Closing Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

(m)         “Common Equity” of any Person shall mean Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

(n)         “Common Stock” shall mean the common stock, par value $0.01 per share, of the Company, subject to Section 8(h).

(o)         “Company” shall have the meaning set forth in the recitals, subject to Section 8(h).

(p)         “Conversion Agent” shall mean the Transfer Agent acting in its capacity as conversion agent for the Preferred Stock or such other Person as the Company may designate from time to time.

(q)         “Conversion Date” shall have the meaning specified in Section 8(b).

(r)         “Conversion Price” shall mean, at any time, $1,000 divided by the Conversion Rate in effect at such time.

(s)         “Conversion Rate” shall have the meaning specified in Section 8(a).

(t)         “DGCL” shall mean the General Corporation Law of the State of Delaware.

(u)         “Dividend Payment Date” shall mean February 15, May 15, August 15 and November 15, of each year, commencing on August 15, 2021.

(v)         “Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial Dividend Period shall commence on, and include, the Issue Date and shall end on, but exclude, the August 15, 2021 Dividend Payment Date.

(w)         “Dividend Rate” shall mean the rate per annum of 6.50% per share of Preferred Stock on the Liquidation Preference, subject to increase pursuant to Section 3(b) and (c).

(x)         “Dividend Record Date” shall mean, with respect to any Dividend Payment Date, the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding such Dividend Payment Date.

(y)         “DTC” or “Depository” shall mean The Depository Trust Company, or any successor depository.

(z)         “Effective Date” shall have the meaning specified in Section 5(b), except that, as used in Section 5(d) and Section 8(d), “Effective Date” shall mean the first date on which the shares of the Common Stock trade on the applicable exchange or market, regular way, reflecting the relevant share split or share combination, as applicable.

(aa)         “Ex-Date” when used with respect to any issuance, dividend or distribution on the Common Stock (or other applicable security) shall mean the first date on which the Common Stock (or other applicable security) trades on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution in question from the Company (or other issuer of such security) or, if applicable, from the seller of the Common Stock (or other applicable security) on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

(bb)         “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(cc)         “Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 2 to the Form of Preferred Stock attached hereto as Exhibit A.

(dd)         “Form of Preferred Stock” means the “Form of Preferred Stock” attached hereto as Exhibit A.

(ee)         “Global Preferred Stock” shall have the meaning specified in Section 11(a)(i).

(ff)         “Holder” or “holder” shall mean a holder of record of the Preferred Stock.

(gg)         “Issue Date” shall mean May 18, 2021, the original date of issuance of the Preferred Stock.

(hh)         “Junior Stock” shall mean the Common Stock and each other class of Capital Stock or series of preferred stock established after the Issue Date the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

(ii)         “Liquidation Preference” shall mean, with respect to each share of Preferred Stock, $1,000.

(jj)         “Make-Whole Fundamental Change” shall be deemed to have occurred at any time after the Preferred Stock is originally issued if any of the following occurs:

(i)            a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its wholly owned Subsidiaries and the employee benefit plans of the Company and such wholly owned Subsidiaries, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Stock representing more than 50% of the voting power of the Common Stock;

(ii)             the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s wholly owned Subsidiaries;

(iii)             the Common Stock (or other common stock underlying the Preferred Stock) ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors); or

(iv)             the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

provided, however, that a transaction or transactions described in clause (i) or (ii) above shall not constitute a Make-Whole Fundamental Change if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Preferred Stock becomes convertible into such consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights. If any transaction in which the Common Stock is replaced by the common stock or other Common Equity of another entity occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Make-Whole Fundamental Change but for the immediately preceding proviso, following the effective date of such transaction), references to the Company in this definition of “Make-Whole Fundamental Change” shall instead be references to such other entity.

(kk)         “Make-Whole Fundamental Change Period” shall have the meaning specified in Section 5(a).

(ll)         “Make-Whole Premium” shall have the meaning specified in Section 5(b).

(mm)         “Mandatory Conversion Date” shall have the meaning specified in Section 9(b).

(nn)         “Mandatory Conversion Make-Whole Amount” shall mean the number of Mandatory Conversion Make-Whole Shares multiplied by Mandatory Conversion Reference Price.

(oo)         “Mandatory Conversion Make-Whole Shares” shall mean the number of shares of Common Stock determined by reference to the table set forth in Section 5(b), based on the Mandatory Conversion Reference Date and the Mandatory Conversion Reference Price, but determined for purposes of this definition as if (x) the applicable Mandatory Conversion Reference Date were the “Effective Date” and (y) the applicable Mandatory Conversion Reference Price were the “Stock Price” (and subject, for the avoidance of doubt, to the paragraph immediately following such table and Section 5(c)).

(pp)         “Mandatory Conversion Reference Date” shall mean the date on which the Company issues a press release announcing the mandatory conversion of the Preferred Stock pursuant to Section 9.

(qq)         “Mandatory Conversion Reference Price” shall mean the average of the Closing Sale Price of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Mandatory Conversion Reference Date.

(rr)         “Officer” shall mean the Chairman of the Board, the Vice Chairman, if any, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

(ss)         “Officer’s Certificate” shall mean a certificate signed by one Officer.

(tt)         “open of business” means 9:00 a.m. (New York City time).

(uu)         “Parity Stock” shall mean any class of Capital Stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend rights and rights upon the liquidation, winding-up or dissolution of the Company.

(vv)         “Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

(ww)         “Preferred Stock” shall have the meaning set forth in the recitals.

(xx)         “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

(yy)         “Reference Property” shall have the meaning specified in Section 8(h).

(zz)         “Reorganization Event” shall have the meaning specified in Section 8(h).

(aaa)      “Rule 144” shall mean Rule 144 as promulgated under the Securities Act.

(bbb)      “SEC” or “Commission” shall mean the Securities and Exchange Commission.

(ccc)      “Securities Act” shall mean the Securities Act of 1933, as amended.

(ddd)         “Senior Stock” shall mean any class of the Company’s Capital Stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

(eee)        “Shelf Registration Statement” shall mean a shelf registration statement filed with the SEC covering resales of Transfer Restricted Securities by holders thereof.

(fff)        “Spin-Off” shall have the meaning specified in Section 8(d)(iii).

(ggg)      “Stock Price” shall mean (i) if holders of the Common Stock receive in exchange for their Common Stock only cash in the transaction constituting a Make-Whole Fundamental Change, the cash amount paid per share or (ii) otherwise, the average of the Closing Sale Prices of the Common Stock on the five Trading Days preceding, but excluding the Effective Date of the Make-Whole Fundamental Change.

(hhh)      “Subsidiary” shall mean, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

(iii)         “Trading Day” shall mean a day during which trading in the Common Stock generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading. If the Common Stock is not so listed or traded, “Trading Day” means a Business Day.

(jjj)         “Transfer Agent” shall mean Computershare Trust Company, N.A., acting as the Company’s duly appointed transfer agent, registrar, conversion agent and dividend disbursing agent for the Preferred Stock. The Company may, in its sole discretion, remove the Transfer Agent with 10 days’ prior notice to the Transfer Agent and Holders; provided that the Company shall appoint a successor Transfer Agent who shall accept such appointment prior to the effectiveness of such removal.

(kkk)        “Transfer Restricted Securities” shall mean each share of Preferred Stock and each share of Common Stock into which such share of Preferred Stock is converted, in each case, that is required to bear the legend set forth in Section 11(c)(vi).

(lll)         “Trigger Event” shall have the meaning specified in Section 8(d)(iii).

(mmm)   “Voting Rights Class” shall have the meaning specified in Section 6(a)(i).

(nnn)      “Voting Rights Triggering Event” shall mean dividends on the Preferred Stock are in arrears and have been unpaid with respect to six or more quarterly Dividend Periods (whether or not consecutive and including the Dividend Period beginning on the Issue Date and ending on, but excluding, August 15, 2021).

3.            Dividends. (a) Holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available for payment, cumulative dividends at the Dividend Rate. Dividends on the Preferred Stock shall be payable quarterly in arrears at the Dividend Rate, and shall accumulate, whether or not earned or declared, from the most recent date to which dividends have been paid, or, if no dividends have been paid, from the Issue Date (whether or not in any Dividend Period or Dividend Periods there shall be funds of the Company legally available for the payment of such dividends), and shall be paid in cash. The Dividend Rate may be increased in the circumstances described in Sections 3(b) and 3(c) below. Dividends shall be payable in arrears on each Dividend Payment Date (commencing on August 15, 2021) to the holders of record of Preferred Stock as they appear on the Company’s stock register at the close of business on the relevant Dividend Record Date. Accumulations of dividends on shares of Preferred Stock shall not bear interest. Dividends for any Dividend Period shall be computed (1) for any full quarterly period, on the basis of a 360-day year of twelve 30-day months, (2) for any period shorter than a full quarterly Dividend Period but no shorter than one month, on the basis of a 30-day month and (3) for any period less than a month, on the basis of the actual number of days elapsed in a 30-day month.

(b)         If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Preferred Stock (x) the Company fails to timely file any document or report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (other than reports on Form 8-K), (y) the Company has failed to file any document or report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (other than reports on Form 8-K), during the preceding 12 months (or for such shorter period that the Company was required to file such document or report), or (z) or shares of the Preferred Stock are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of the Preferred Stock or this Certificate of Designations), the Dividend Rate on the Preferred Stock shall increase by 0.50% per annum during the period for which the Company’s failure to file has occurred and is continuing or shares of the Preferred Stock are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding, as the case may be.

(c)         Further, if, and for so long as:

(i)                   the restrictive legend contemplated by Section 11(c)(vi) on the Preferred Stock has not been removed,

(ii)                 the Preferred Stock is assigned a restricted CUSIP number, or

(iii)               the Preferred Stock is not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of the Preferred Stock or this Certificate of Designations), as of the 366th day after the last date of original issuance of the Preferred Stock, the Dividend Rate on the Preferred Stock shall be increased by 0.50% per annum until the restrictive legend has been removed, the Preferred Stock is assigned an unrestricted CUSIP number and the Preferred Stock is freely tradable as described above by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding.

(d)         The Company shall not, and shall use its commercially reasonable best efforts to cause any of its Affiliates not to, resell any of the Preferred Stock that constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(e)         Any additional dividends paid pursuant to subsections (b) or (c) above shall be payable at the times and in the manner provided for the payment of regular dividends in Section 3(a).

(f)         No dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid, or declared and a sufficient sum has been set apart for the payment of such dividend, upon all outstanding shares of Preferred Stock.

(g)         No dividends or other distributions (other than a dividend or distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and cash in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by the Company or on behalf of the Company (except by (i) conversion into or exchange for shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and cash solely in lieu of fractional shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Parity Stock), (ii) payments in connection with the satisfaction of employees’ tax withholding obligations pursuant to employee benefit plans or outstanding awards (and payment of any corresponding requisite amounts to the appropriate governmental authority) and (iii) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of current or former employees, officers, directors or consultants (including, for the avoidance of doubt, the forfeiture of unvested shares of restricted stock, or any withholdings (including withholdings effected by a repurchase or similar transaction), or other surrender, of Capital Stock of the Company that would otherwise be deliverable upon exercise, delivery or vesting of equity awards under any such contract, plan or arrangement, in each case, whether for payment of the exercise price, or otherwise) or a stock purchase or dividend reinvestment plan), unless all accumulated and unpaid dividends on the Preferred Stock shall have been or contemporaneously are declared and paid, or are declared and a sum sufficient for the payment thereof is set apart for such payment, on the Preferred Stock and any Parity Stock for all dividend payment periods ending on or prior to the date of such declaration, payment, redemption, purchase or acquisition. Notwithstanding the foregoing, if full dividends have not been paid on the Preferred Stock and any Parity Stock, dividends may be declared and paid on the Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Preferred Stock and such Parity Stock bear to each other.

(h)         Holders of shares of Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends.

(i)         The Holders of shares of Preferred Stock at the close of business on a Dividend Record Date for a declared dividend shall be entitled to receive the dividend payment on those shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares in accordance with Section 8 following such Dividend Record Date or the Company’s default in payment of the dividend due on such Dividend Payment Date. However, notwithstanding the foregoing, shares of Preferred Stock surrendered for conversion during the period between the close of business on any Dividend Record Date for a declared dividend and the open of business on the corresponding Dividend Payment Date must be accompanied by payment of an amount of cash equal to the dividend payable on such shares on such Dividend Payment Date; provided, that no such payment is required if the Company specifies a Mandatory Conversion Date that will occur on or after any Dividend Record Date for a declared dividend and on or prior to the corresponding Dividend Payment Date. Except as provided in Section 8, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of Preferred Stock or for dividends on the shares of Common Stock issued upon conversion.

4.            [Reserved.]

5.            Increase to the Conversion Rate in Connection with Conversion Upon a Make-Whole Fundamental Change.

(a)         If a Make-Whole Fundamental Change occurs and a Holder converts its Preferred Stock in connection with the Make-Whole Fundamental Change, the Company shall deliver to the converting Holder, for each share of Preferred Stock surrendered for conversion, a number of shares of Common Stock equal to the sum of (i) the Conversion Rate and (ii) the Make-Whole Premium, if any, with such adjustment or cash payment in lieu of delivering any fractional share, as the Company may elect as described in Section 10. A conversion of Preferred Stock shall be deemed for this purpose to be “in connection with” such Make-Whole Fundamental Change if the relevant conversion notice is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change (such period, the “Make-Whole Fundamental Change Period”).

(b)         The number of additional shares, if any, by which the Conversion Rate shall be increased in respect of a conversion in connection with a Make-Whole Fundamental Change (the “Make-Whole Premium”) shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the Stock Price. The Company shall notify the Holders the Effective Date of any Make-Whole Fundamental Change and issue a press release for publication on the Dow Jones News Service or Bloomberg Business News (or if either such service is not available, another broadly disseminated news or press release service selected by the Company) announcing such Effective Date no later than five Business Days after such Effective Date.

The following table sets forth the Make-Whole Premium for each Stock Price and Effective Date below:

	Stock Price
Effective Date	$18.93	$21.00	$22.24	$25.00	$27.00	$28.92	$40.00	$50.00	$60.00	$75.00	$100.00	$150.00	$200.00	$250.00
May 18, 2021	7.8677	7.8677	7.8677	7.8677	7.8677	7.8677	4.6740	3.2635	2.4715	1.7722	1.1355	0.5422	0.2675	0.1219
May 15, 2022	7.8677	7.8677	7.8677	7.8677	6.8785	5.9311	3.1390	2.1755	1.6582	1.2015	0.7795	0.3735	0.1815	0.0791
May 15, 2023	7.8677	7.8677	7.0495	4.8775	3.8526	3.1575	1.5090	1.0655	0.8298	0.6135	0.4025	0.1942	0.0925	0.0363
May 15, 2024	7.8677	3.2558	1.6185	0.1895	0.0119	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
After May 15, 2024	7.8677	2.6605	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The Stock Prices set forth in the table above shall be adjusted as of any date on which the Conversion Rate is adjusted. The adjusted Stock Prices shall be equal to the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The Make-Whole Premiums in the table above shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth under Section 8.

(c)         The exact Stock Price and Effective Date may not be set forth on the table above, in which case:

(i)          if the Stock Price is between two Stock Prices on the table or the Effective Date is between two Effective Dates on the table, the Make-Whole Premium shall be determined by a straight-line interpolation between the Make-Whole Premiums set forth for the higher and lower Stock Prices or the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)          if the Stock Price is in excess of $250.00 per share (subject to adjustment in the same manner as the Stock Prices), the Make-Whole Premium shall be zero shares; and

(iii)          if the Stock Price is less than $18.93 per share (subject to adjustment in the same manner as the Stock Prices), the Make-Whole Premium shall be zero shares.

(d)         Whenever any provision of this Certificate of Designations requires the Company to calculate the Closing Sale Prices over a span of multiple days (including, without limitation, the period, if any, for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Record Date, Ex-Date, Effective Date or expiration date of the event occurs, at any time during the period when the Closing Sale Prices are to be calculated.

6.            Voting. (a) The shares of Preferred Stock shall have no voting rights except as set forth in this Section 6 or as otherwise required by Delaware law from time to time:

(i)          If and whenever at any time or times a Voting Rights Triggering Event occurs, then the Holders, voting as a single class with any other series of preferred stock having similar voting rights that are exercisable (and with voting rights allocated pro rata based on the Liquidation Preference of the Preferred Stock and the liquidation preference each such other series of preferred stock) (together, the “Voting Rights Class”), shall be entitled at the next regular or special meeting of stockholders of the Company to elect two additional directors to the board of directors of the Company. Upon the election of any such additional directors, the number of directors that comprise the Company’s board of directors shall be increased by two.

(ii)          Such voting rights may be exercised at a special meeting of the Company’s stockholders, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as all dividends in arrears on the shares of Preferred Stock shall have been paid in full, at which time or times such voting rights and the term of the directors elected pursuant to Section 6(a)(i) shall terminate.

(iii)          At any meeting at which the holders of the Voting Rights Class shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of the Voting Rights Class shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class. The affirmative vote of the holders of shares of Preferred Stock constituting a majority of the shares of Preferred Stock present at such meeting, in person or by proxy, shall be sufficient to elect any such director.

(iv)          Any director elected pursuant to the voting rights created under this Section 6(a) shall hold office until the next annual meeting of stockholders (unless such term was previously terminated pursuant to Section 6(a)(ii)) and any vacancy in respect of any such director shall be filled only by vote of the remaining director so elected by holders of the Voting Rights Class, or if there be no such remaining director, by the holders of shares of the Voting Rights Class at the next annual meeting of stockholders. Upon any termination of such voting rights, the term of office of all directors elected pursuant to this Section 6 shall terminate.

(v)          So long as any shares of Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Company shall not, without the affirmative vote or consent of the Holders of at least 66 2/3% of the outstanding shares of Preferred Stock voting or consenting, as the case may be, separately as one class, (A) create, authorize or issue any class or series of Senior Stock (or any security convertible into Senior Stock) or (B) amend the Certificate of Incorporation of the Company by merger or otherwise so as to affect adversely the rights, preferences, privileges or voting rights of Holders of shares of Preferred Stock specified herein.

(vi)          In all cases in which Holders of Preferred Stock shall be entitled to vote, each share of Preferred Stock shall be entitled to one vote.

(b)            The Company may authorize, increase the authorized amount of, or issue any class or series of, Parity Stock (including additional Preferred Stock) or Junior Stock, without the consent of the holders of the Preferred Stock, and in taking such actions the Company shall not be deemed to have affected, and any amendment of the Certificate of Incorporation of the Company that effects such actions shall not be deemed to affect, adversely the rights, preferences, privileges or voting rights of Holders of shares of Preferred Stock specified herein.

7.            Liquidation Rights. (a) In the event of any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, each Holder of shares of Preferred Stock shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders the Liquidation Preference plus accumulated but unpaid dividends on the shares of Preferred Stock to the date fixed for liquidation, winding-up or dissolution in preference to the holders of, and before any payment or distribution is made on, any Junior Stock, including, without limitation, the Common Stock.

(b)         Neither the sale (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Company (other than in connection with the liquidation, winding-up or dissolution of the Company) nor the merger or consolidation of the Company into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 7.

(c)         After the payment to the Holders of the shares of Preferred Stock of full preferential amounts provided for in this Section 7, the Holders of Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

(d)         In the event the assets of the Company available for distribution to the Holders of shares of Preferred Stock and holders of shares of Parity Stock upon any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to this Section 7, no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of Preferred Stock, equally and ratably, in proportion to the full distributable amounts for which holders of all Preferred Stock and of any Parity Stock are entitled upon such liquidation, winding-up or dissolution.

8.            Conversion. (a) Each Holder of Preferred Stock shall have the right at any time, at its option, to convert, subject to the terms and provisions of this Section 8, any or all of such Holder’s shares of Preferred Stock at an initial conversion rate of 44.9585 shares of fully paid and nonassessable shares of Common Stock (subject to adjustment as provided in this Section 8, the “Conversion Rate”) per share of Preferred Stock. Upon conversion of any share of Preferred Stock, the Company shall deliver to the converting Holder, in respect of each share of Preferred Stock being converted, a number of shares of Common Stock equal to the Conversion Rate, together with a cash payment or an additional whole share, at the Company’s election, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 10, on the second Business Day immediately following the relevant Conversion Date.

(b)         Before any Holder shall be entitled to convert a share of Preferred Stock as set forth above, such Holder shall (i) in the case of a beneficial interest in a Global Preferred Stock, comply with the procedures of the Depository in effect at that time and, if required, pay funds equal to any dividend payable on the next Dividend Payment Date as set forth in Section 3(i) and (ii) in the case of Certificated Preferred Stock (1) complete, manually sign and deliver an irrevocable notice to the office of the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) and state in writing therein the number of shares of Preferred Stock to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered to be registered, (2) surrender such shares of Preferred Stock, at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to any dividend payable on the next Dividend Payment Date as set forth in Section 3(i). The Conversion Agent shall notify the Company of any conversion pursuant to this Section 8 on the Conversion Date for such conversion. The date on which a Holder complies with the procedures in this clause (b) is the “Conversion Date.” If more than one share of Preferred Stock shall be surrendered for conversion at one time by the same Holder, the number of shares of Common Stock to be delivered upon conversion of such shares of Preferred Stock shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered.

(c)         Immediately prior to the close of business on the Conversion Date with respect to a conversion, a converting Holder of Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon conversion of such Holder’s Preferred Stock notwithstanding that the share register of the Company shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such Holder. On the date of any conversion, all rights with respect to the shares of Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except only the rights of holders thereof to (i) receive certificates for the number of whole shares of Common Stock into which such shares of Preferred Stock have been converted (with such adjustment or cash payment for fractional shares as the Company may elect pursuant to Section 10); and (ii) exercise the rights to which they are thereafter entitled as holders of Common Stock.

(d)         The Conversion Rate shall be adjusted, without duplication, upon the occurrence of any of the following events:

(i)            If the Company exclusively issues shares of Common Stock as a dividend or distribution to all or substantially all holders of its Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as the case may be;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date of such share split or share combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as the case may be (before giving effect to any such dividend, distribution, share split or share combination); and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend or distribution, or such share split or share combination, as the case may be.

Any adjustment made under this Section 8(d)(i) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this Section 8(d)(i) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(ii)             If the Company distributes to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period expiring not more than 60 days immediately following the announcement date of such distribution, to purchase or subscribe for shares of its Common Stock at a price per share that is less than the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution.

Any increase made under this Section 8(d)(ii) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the close of business on the Record Date for such distribution. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted, effective as of the date of such expiration, to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make such distribution, to be the Conversion Rate that would then be in effect if such Record Date for such distribution had not occurred.

For purposes of this Section 8(d)(ii), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(iii)             If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets, securities or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of its Common Stock, excluding (a) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 8(d)(i) or Section 8(d)(ii), (b) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 8(d)(iv) shall apply and (c) Spin-Offs as to which the provisions set forth below in this Section 8(d)(iii) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets, securities or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV	=	the fair market value as of the Record Date for such distribution (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock.

Any increase made under the portion of this Section 8(d)(iii) above shall become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to pay the distribution, to be the Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Preferred Stock shall receive, for each share of Preferred Stock, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of Distributed Property that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for the distribution.

With respect to an adjustment pursuant to this Section 8(d)(iii) where there has been a payment of a dividend or other distribution to all or substantially all holders of the Common Stock consisting solely of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company where such Capital Stock or similar equity interest is, or will be when issued, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-Off;

FMV	=	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock (determined by reference to the Closing Sale Price as set forth in Section 2 as if references therein to the Common Stock were to such Capital Stock or similar equity interest) over the 10 consecutive Trading Day period immediately following, and including, the Ex-Date for the Spin-Off; and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period immediately following, and including, the Ex-Date for the Spin-Off.

The increase to the Conversion Rate under the preceding paragraph shall become effective at the close of business on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-Off; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days following, and including, the Ex-Date of any Spin-Off, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed from, and including, the Ex-Date of such Spin-Off to, and including, the relevant Conversion Date.

For purposes of this Section 8(d)(iii) (and subject in all respect to Section 8(k)), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 8(d)(iii) (and no adjustment to the Conversion Rate under this Section 8(d)(iii) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 8(d)(iii). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Certificate of Designations, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 8(d)(iii) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 8(d)(i), Section 8(d)(ii) and this Section 8(d)(iii), if any dividend or distribution to which this Section 8(d)(iii) is applicable also includes one or both of:

(A)       a dividend or distribution of shares of Common Stock to which Section 8(d)(i) is applicable (the “Clause A Distribution”); or

(B)       a dividend or distribution of rights, options or warrants to which Section 8(d)(ii) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 8(d)(iii) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 8(d)(iii) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 8(d)(i) and Section 8(d)(ii) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately after the open of business on such Effective Date, as applicable within the meaning of Section 8(d)(i) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 8(d)(ii).

(iv)             If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, excluding any consideration payable in connection with a tender or exchange offer made by the Company or any of its Subsidiaries, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such dividend or distribution; and

C	=	the amount in cash per share of Common Stock the Company distributes to all or substantially all holders of its Common Stock.

Any increase pursuant to this Section 8(d)(iv) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to pay or make such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Preferred Stock shall receive, for each share of Preferred Stock, at the same time and upon the same terms as holders of the Common Stock, the amount of cash that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such cash dividend or distribution.

(v)            If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock and the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 8(d)(v) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the date that any such tender or exchange offer expires, references to “10” in the preceding paragraph shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed from, and including, the Trading Day next succeeding the date that such tender or exchange offer expires to, and including, the relevant Conversion Date.

In the event that the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be such Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.

(vi)            All calculations and other determinations under this Section 8(d) shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. Notwithstanding anything herein to the contrary, no adjustment under this Section 8(d) shall be made to the Conversion Rate unless such adjustment would result in a change of at least 1% in the Conversion Rate then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to a change of at least 1% in such Conversion Rate; provided, however, that the Company shall make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (a) on December 31 of each calendar year, and (b) on the Conversion Date and any Mandatory Conversion Date with respect to the Preferred Stock. No adjustment to the Conversion Rate shall be made if it results in a Conversion Price that is less than the par value (if any) of the Common Stock. The Company shall not take any action that would result in the Conversion Price being less than the par value (if any) of the Common Stock pursuant to this Certificate of Designations and without giving effect to the previous sentence.

(vii)           In addition to those adjustments required by clauses (i), (ii), (iii), (iv) and (v) of this Section 8(d), and to the extent permitted by applicable law and subject to the applicable rules of The New York Stock Exchange, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days or any longer period permitted or required by law if the increase is irrevocable during that period and the Board of Directors determines that such increase would be in the Company’s best interest. In addition, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to any of the preceding two sentences, the Company shall mail to the Holder of each share of Preferred Stock at its last address appearing on the stock register of the Company a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(viii)          For purposes of this Section 8(d), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(ix)             If any applicable law requires the deduction or withholding of any tax from any payment or deemed dividend to a Holder on its Preferred Stock, the Company or an applicable withholding agent may withhold on cash dividends, shares of Common Stock or sale proceeds paid, subsequently paid or credited with respect to such Holder or his successors and assigns.

(e)         Notwithstanding anything to the contrary in Section 8(d), no adjustment to the Conversion Rate shall be made with respect to any transaction described in Section 8(d)(ii) through Section 8(d)(iv) if the Company makes provision for each Holder of the Preferred Stock to participate in such transaction, at the same time as holders of the Common Stock, without conversion, as if such Holder held a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for such transaction, multiplied by the number of shares of Preferred Stock held by such Holder. In addition, notwithstanding anything to the contrary in Section 8(d), the Conversion Rate shall not be adjusted for:

(i)              the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of the Common Stock under any plan;

(ii)             the issuance of any shares of the Common Stock or options or rights to purchase such shares pursuant to any of the Company’s present or future employee, director, trustee or consultant benefit plans, employee agreements or arrangements or programs;

(iii)            the issuance of any shares of the Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date shares of the Preferred Stock were first issued, except as otherwise provided in this Certificate of Designations;

(iv)            a change in the par value of the Common Stock;

(v)             accumulated but unpaid dividends or distributions on the Preferred Stock, except as otherwise provided in this Certificate of Designations; or

(vi)            the issuance of shares of the Common Stock or any securities convertible into or exchangeable or exercisable for shares of the Common Stock or the payment of cash upon the repurchase or redemption thereof, except as otherwise provided in this Certificate of Designations.

(f)         If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Rate then in effect shall be required by reason of the taking of such record.

(g)         Upon any increase in the Conversion Rate, the Company promptly shall deliver to each Holder a certificate signed by an authorized officer of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased Conversion Rate then in effect following such adjustment.

(h)         In the case of:

(i)              any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii)             any consolidation, merger or combination involving the Company,

(iii)            any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety, or

(iv)             any statutory share exchange,

in each case, as a result of which the Common Stock is converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such transaction or event, a “Reorganization Event”), at and after the effective time of such Reorganization Event, the right to convert each share of Preferred Stock shall be changed into a right to convert such share into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Reorganization Event would have owned or been entitled to receive upon such Reorganization Event (such stock, securities or other property or assets, the “Reference Property”). At the effective time of such Reorganization Event, the Company shall (and shall be permitted to) amend this Certificate of Designations without the consent of the Holders to provide for such change in the convertibility of the Preferred Stock. If the Reorganization Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the Reference Property into which the Preferred Stock will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock. The Company shall notify Holders of such weighted average as soon as practicable after such determination is made. The Company shall not become a party to any Reorganization Event unless its terms are consistent with this Section 8(h). None of the foregoing provisions shall affect the right of a Holder of Preferred Stock to convert its Preferred Stock into shares of Common Stock as set forth in Section 8(a) prior to the effective time of such Reorganization Event. Notwithstanding Section 8(d), no adjustment to the Conversion Rate shall be made for any Reorganization Event to the extent stock, securities or other property or assets become the Reference Property receivable upon conversion of Preferred Stock. The Company (or any successor to the Company) shall, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event provide written notice to the Holders of such occurrence and of the kind and amount of cash, securities or other property or assets that constitute the Reference Property. For the avoidance of doubt, failure to deliver such notice shall not affect the operation of the provisions described in this Section 8(h).

The Company shall provide, by amendment hereto effective upon any such Reorganization Event, for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Section 8.   The provisions of this Section 8 shall apply to successive Reorganization Events.

In this Certificate of Designations, if the Common Stock has been replaced by Reference Property as a result of any such Reorganization Event, references to the Common Stock shall thereafter be deemed to refer to such Reference Property.

(i)         The Company shall at all times reserve and keep available for issuance upon the conversion of the Preferred Stock such maximum number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Preferred Stock (including any Make-Whole Premium in connection with a Make-Whole Fundamental Change), and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Preferred Stock (including any Make-Whole Premium in connection with a Make-Whole Fundamental Change).

(j)         The shares of Common Stock due upon the conversion of the Preferred Stock shall be issued or delivered in the respective names of, or in such names as may be directed by, the holders of such Preferred Stock. The Company shall pay any documentary, stamp or similar issue or transfer tax on the issuance of the shares of the Common Stock upon conversion of the Preferred Stock, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder will pay the tax. The Company shall not be required to issue or deliver any shares of Common Stock due upon conversion unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of any tax required to be paid by such Person(s) pursuant to the immediately preceding sentence or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

(k)         Notwithstanding Sections 8(d)(ii) and 8(d)(iii), if the Company has a rights plan (including the distribution of rights pursuant thereto to all holders of the Common Stock) in effect upon conversion of the Preferred Stock, the Holder will receive, in addition to the Common Stock to which he is entitled upon conversion, a corresponding number of rights in accordance with any rights plan then in effect. However, if, prior to any conversion, such rights have separated from the shares of Common Stock in accordance with the provisions of the applicable rights plan, the Conversion Rate will be adjusted at the time of separation as if the Company had distributed to all or substantially all holders of its Common Stock, shares of Capital Stock, evidences of indebtedness, assets, securities, property, rights, options or warrants as described in Section 8(d)(iii) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

9.            Mandatory Conversion. (a) (i) At any time on or after May 20, 2022 and prior to May 20, 2024, the Company shall have the right, at its option, to cause all (but not less than all) outstanding shares of Preferred Stock to be automatically converted into shares of Common Stock, if the Closing Sale Price of the Common Stock equals or exceeds 130% of the Conversion Price for at least 20 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the Business Day on which the Company issues a press release announcing the mandatory conversion as described in Section 9(b), in which case each Holder shall receive, for each share of Preferred Stock being converted, a number of shares of Common Stock equal to the Conversion Rate in effect on the Mandatory Conversion Date, with such adjustment or cash payment for fractional shares as the Company may elect pursuant to Section 10, and a cash payment in the amount of the Mandatory Conversion Make-Whole Amount.

(ii) At any time on or after May 20, 2024, the Company shall have the right, at its option, to cause all (but not less than all) outstanding shares of Preferred Stock to be automatically converted into shares of Common Stock, if the Closing Sale Price of the Common Stock equals or exceeds 100% of the Conversion Price for at least 20 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the Business Day on which the Company issues a press release announcing the mandatory conversion as described in Section 9(b), in which case each Holder shall receive, for each share of Preferred Stock being converted, a number of shares of Common Stock equal to the Conversion Rate in effect on the Mandatory Conversion Date, with such adjustment or cash payment for fractional shares as the Company may elect pursuant to Section 10.

(b)         To exercise the mandatory conversion right described in Section 9(a), the Company must issue a press release for publication on the Dow Jones News Service or Bloomberg Business News (or if either such service is not available, another broadly disseminated news or press release service selected by the Company) prior to the open of business on the first Trading Day following any date on which the condition described in Section 9(a)(i) or 9(a)(ii) is met, as the case may be, announcing such a mandatory conversion. The Company shall also provide written notice to all the Holders of the Preferred Stock no later than the date of the press release of the Company’s election to mandatorily convert the Preferred Stock. The conversion date in connection with a mandatory conversion (the “Mandatory Conversion Date”) shall be the second Business Day immediately following the date on which the Company issues the press release described in this Section 9(b).

(c)         In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion described in Section 9(b) shall state, as appropriate: (i) the Mandatory Conversion Date; (ii) the number of shares of Common Stock to be issued upon conversion of each share of Preferred Stock and, if applicable, the Mandatory Conversion Make-Whole Amount; and (iii) that dividends on the Preferred Stock to be converted will cease to accrue on the Mandatory Conversion Date.

(d)         On and after the Mandatory Conversion Date, dividends shall cease to accrue on the Preferred Stock called for a mandatory conversion pursuant to Section 9 and all rights of Holders of such Preferred Stock shall terminate except for the right to receive the whole shares of Common Stock issuable upon conversion thereof with such adjustment or cash payment for fractional shares as the Company may elect pursuant to Section 10 and, if applicable, the Mandatory Conversion Make-Whole Amount. The full amount of any dividend payment with respect to the Preferred Stock for which the relevant Mandatory Conversion Date occurs during the period beginning on, and including, any Dividend Record Date for a declared dividend and ending on, and including, the corresponding Dividend Payment Date shall be payable on such Dividend Payment Date to the record holder of such share at the close of business on such Dividend Record Date notwithstanding the mandatory conversion of such Preferred Stock. Except as provided in the immediately preceding sentence with respect to a mandatory conversion pursuant to Section 9, no payment or adjustment shall be made upon conversion of Preferred Stock for accumulated dividends thereon or dividends with respect to the Common Stock issued upon such conversion thereof.

(e)            The Company may not authorize or issue a press release with respect to any mandatory conversion of the Preferred Stock, give notice of any mandatory conversion or mandatorily convert the Preferred Stock pursuant to Section 9, in each case, unless, prior to giving the notice of mandatory conversion pursuant to Section 9(b), all accumulated but unpaid dividends on the Preferred Stock (whether or not declared) for Dividend Periods ended prior to the date of such notice shall have been paid in full.

(f)            Upon mandatory conversion pursuant to this Section 9, the Company shall deliver for each share of Preferred Stock being converted a number of shares of the Common Stock equal to the Conversion Rate in effect on the Mandatory Conversion Date (together with a cash payment or an additional whole share, at the Company’s election, in lieu of delivering any fractional share) and, if applicable, a cash payment in respect of the Mandatory Conversion Make-Whole Amount on the Mandatory Conversion Date.

(g)            For the avoidance of doubt, references in this Certificate of Designations to “conversion” of the Preferred Stock shall be deemed to include mandatory conversion of such Preferred Stock pursuant to Section 9, unless the context otherwise requires.

10.            No Fractional Shares. No fractional shares of Common Stock or securities representing fractional shares of Common Stock shall be delivered upon conversion, whether voluntary or mandatory, of the Preferred Stock. Instead, the Company may elect to either make a cash payment to each Holder that would otherwise be entitled to a fractional share based on the Closing Sale Price of the Common Stock on the relevant Conversion Date or, in lieu of making such cash payment, the number of shares of Common Stock to be delivered to any particular Holder upon conversion shall be rounded up to the next whole share of Common Stock.

11.            Certificates. (a) Form and Dating. The Preferred Stock and the Transfer Agent’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designations. The Preferred Stock certificate may have notations, legends or endorsements required by law or stock exchange rules; provided that any such notation, legend or endorsement is in a form acceptable to the Company. Each Preferred Stock certificate shall be dated the date of its authentication.

(i)            Global Preferred Stock. The Preferred Stock shall be issued initially in the form of one or more fully registered global certificates with the global securities legend and restricted securities legend set forth in Exhibit A hereto (the “Global Preferred Stock”), which shall be deposited on behalf of the purchasers represented thereby with the Transfer Agent, as custodian for DTC (or with such other custodian as DTC may direct), and registered in the name of Cede & Co. or other nominee of DTC, duly executed by the Company and authenticated by the Transfer Agent as hereinafter provided. The number of shares of Preferred Stock represented by Global Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and DTC or its nominee as hereinafter provided. With respect to shares of Preferred Stock that are not Transfer Restricted Securities on a Conversion Date, all shares of Common Stock issued in respect thereof on such Conversion Date shall not bear the legend required pursuant to Section 11(c)(vi) below and shall be freely transferable without restriction under the Securities Act (other than by the Company’s Affiliates or Persons that were the Company’s Affiliates at any time during the three months immediately preceding), and such shares shall be eligible for receipt in global form through the facilities of DTC.

(ii)             Book-Entry Provisions. In the event Global Preferred Stock is deposited with or on behalf of DTC, the Company shall execute and the Transfer Agent shall authenticate and deliver initially one or more Global Preferred Stock certificates that (a) shall be registered in the name of Cede & Co. as nominee for DTC as depository for such Global Preferred Stock or the nominee of DTC and (b) shall be delivered by the Transfer Agent to DTC or pursuant to DTC’s instructions or held by the Transfer Agent as custodian for DTC. Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Certificate of Designations with respect to any Global Preferred Stock held on their behalf by DTC or by the Transfer Agent as the custodian of DTC or under such Global Preferred Stock, and DTC may be treated by the Company, the Transfer Agent and any agent of the Company or the Transfer Agent as the absolute owner of such Global Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Transfer Agent or any agent of the Company or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Stock.

(iii)             Certificated Preferred Stock. Except as provided in Section 11(c), owners of beneficial interests in Global Preferred Stock will not be entitled to receive physical delivery of Preferred Stock in fully registered certificated form (“Certificated Preferred Stock”). With respect to shares of Preferred Stock that are Transfer Restricted Securities on a Conversion Date, all shares of Common Stock issuable on conversion of such shares on such Conversion Date shall bear the legend required pursuant to Section 11(c)(vi) below and shall be in global form if issued in respect of a Global Preferred Stock.

(b)            Execution and Authentication. One Officer shall sign the Preferred Stock certificate for the Company by manual or facsimile signature.

If an Officer whose signature is on a Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Preferred Stock certificate, the Preferred Stock certificate shall be valid nevertheless.

A Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Preferred Stock certificate. The signature shall be conclusive evidence that the Preferred Stock certificate has been authenticated under this Certificate of Designations.

The Transfer Agent shall authenticate and deliver certificates for 600,000 shares of Preferred Stock for original issue upon a written order of the Company signed by one Officer of the Company. Such order shall specify the number of shares of Preferred Stock to be authenticated and the date on which the original issue of the Preferred Stock is to be authenticated.

The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Company to authenticate the certificates for the Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for the Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Designations to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

(c)            Transfer and Exchange.

(i)            Transfer and Exchange of Certificated Preferred Stock. When Certificated Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Certificated Preferred Stock or to exchange such Certificated Preferred Stock for an equal number of shares of Certificated Preferred Stock, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Preferred Stock surrendered for transfer or exchange:

(A)            shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Transfer Agent, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(B)            if such Certificated Preferred Stock is a Transfer Restricted Security, is being transferred or exchanged in accordance with the transfer restrictions set forth in the legend pursuant to Section 11(c)(vi) below, and is accompanied by, if such Certificated Preferred Stock is being transferred pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act, (i) a certification to that effect and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 11(c)(vi).

(ii)             Restrictions on Transfer of Certificated Preferred Stock for a Beneficial Interest in Global Preferred Stock. Certificated Preferred Stock may not be exchanged for a beneficial interest in Global Preferred Stock except upon satisfaction of the requirements set forth below. Upon receipt by the Transfer Agent of Certificated Preferred Stock, duly endorsed or accompanied by appropriate instruments of transfer, in form reasonably satisfactory to the Company and the Transfer Agent, together with written instructions directing the Transfer Agent to make, or to direct DTC to make, an adjustment on its books and records with respect to such Global Preferred Stock to reflect an increase in the number of shares of Preferred Stock represented by the Global Preferred Stock, then the Transfer Agent shall cancel such Certificated Preferred Stock and cause, or direct DTC to cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Preferred Stock represented by the Global Preferred Stock to be increased accordingly. If no Global Preferred Stock is then outstanding, the Company shall issue and the Transfer Agent shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new Global Preferred Stock representing the appropriate number of shares.

(iii)             Transfer and Exchange of Global Preferred Stock. The transfer and exchange of Global Preferred Stock or beneficial interests therein shall be effected through DTC, in accordance with this Certificate of Designations (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC therefor.

(iv)          Transfer of a Beneficial Interest in Global Preferred Stock for Certificated Preferred Stock.

(A)            If at any time:

(1)            DTC notifies the Company that DTC is unwilling or unable to continue as depository for the Global Preferred Stock and a successor depository for the Global Preferred Stock is not appointed by the Company within 90 days after delivery of such notice; or

(2)            DTC ceases to be a clearing agency registered under the Exchange Act and a successor depository for the Global Preferred Stock is not appointed by the Company within 90 days,

then the Company shall execute, and the Transfer Agent, upon receipt of a written order of the Company signed by one Officer of the Company requesting the authentication and delivery of Certificated Preferred Stock to the Persons designated by the Company, shall authenticate and deliver Certificated Preferred Stock equal to the number of shares of Preferred Stock represented by the Global Preferred Stock, in exchange for such Global Preferred Stock. Subject to the foregoing, the beneficial interests in a Global Preferred Stock shall not be exchangeable for Certificated Preferred Stock.

(B)            Certificated Preferred Stock issued in exchange for a beneficial interest in a Global Preferred Stock pursuant to this Section 11(c)(iv) shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. The Transfer Agent shall deliver such Certificated Preferred Stock to the Persons in whose names such Preferred Stock are so registered in accordance with the instructions of DTC.

(v)          Restrictions on Transfer and Exchange of Global Preferred Stock.

(A)            Notwithstanding any other provisions of this Certificate of Designations (other than the provisions set forth in Section 11(c)(iv)), Global Preferred Stock may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository.

(B)            In the event that the Global Preferred Stock is exchanged for Preferred Stock in definitive registered form pursuant to Section 11(c)(iv) prior to the effectiveness of a Shelf Registration Statement with respect to such securities, such Preferred Stock may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 11(c) (including the certification requirements set forth in the Exhibits to this Certificate of Designations intended to ensure that such transfers comply with Rule 144 or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(vi)          Legend.

(A)            Except as permitted by the following paragraph (C), each certificate evidencing the Global Preferred Stock and the Certificated Preferred Stock shall bear a legend in substantially the following form:

“THIS SHARE OF PREFERRED STOCK AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SHARE OF PREFERRED STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SHARE OF PREFERRED STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1.                   REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

2.                   AGREES FOR THE BENEFIT OF FLUOR CORPORATION (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF INITIAL ISSUANCE HEREOF OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)               TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B)               PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)               TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)               PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE OR OTHERWISE ACQUIRE THIS SHARE OF PREFERRED STOCK OR A BENEFICIAL INTEREST HEREIN.”

(B)            Except as permitted by the following paragraph (C), each certificate evidencing Common Stock in certificated form shall bear a legend in substantially the following form:

“THIS SHARE OF COMMON STOCK HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SHARE OF COMMON STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1.                   REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

2.                   AGREES FOR THE BENEFIT OF FLUOR CORPORATION (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF INITIAL ISSUANCE OF THE SERIES OF PREFERRED STOCK UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B)               PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)               TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)               PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE OR OTHERWISE ACQUIRE THIS SHARE OF COMMON STOCK OR A BENEFICIAL INTEREST HEREIN.”

(C)            Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by Global Preferred Stock) pursuant to Rule 144 under the Securities Act or another similar exemption from registration under the Securities Act or an effective registration statement under the Securities Act:

(1)            in the case of any Transfer Restricted Security that is Certificated Preferred Stock or Common Stock in certificated form, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated Preferred Stock or Common Stock in certificated form that does not bear a restrictive legend and rescind any restriction on the transfer of such Transfer Restricted Security; and

(2)            in the case of any Transfer Restricted Security that is in global form, the Transfer Agent, shall decrease the amount of shares represented by such global security and increase the amount of shares represented by such global security not otherwise bearing the legend required above, and shall, in accordance with DTC procedures, deliver beneficial interests in such global security not bearing such legend.

Any share of Preferred Stock (or security issued in exchange or substitution therefor) as to which the restrictions on transfer set forth above shall have expired in accordance with their terms may, upon surrender of such share of Preferred Stock for exchange to the Transfer Agent, be exchanged for a new share of Preferred Stock, which shall not bear the restrictive legend required above and shall not be assigned a restricted CUSIP number, if any. The Company shall be entitled to instruct the Transfer Agent in writing to so surrender any Global Preferred Stock as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Transfer Agent shall so surrender such Global Preferred Stock for exchange; and any new Global Preferred Stock so exchanged therefor shall not bear the restrictive legend specified above and shall not be assigned a restricted CUSIP number.

(vii)            Cancellation or Adjustment of Global Preferred Stock. At such time as all beneficial interests in Global Preferred Stock have either been exchanged for Certificated Preferred Stock, converted, repurchased or canceled, such Global Preferred Stock shall be returned to DTC for cancellation or retained and canceled by the Transfer Agent. At any time prior to such cancellation, if any beneficial interest in Global Preferred Stock is exchanged for Certificated Preferred Stock, converted, repurchased or canceled, the number of shares of Preferred Stock represented by such Global Preferred Stock shall be reduced and an adjustment shall be made on the books and records of the Transfer Agent with respect to such Global Preferred Stock, by the Transfer Agent or DTC, to reflect such reduction.

(viii)            Obligations with Respect to Transfers and Exchanges of Preferred Stock.

(A)            To permit registrations of transfers and exchanges, the Company shall execute and the Transfer Agent shall authenticate Certificated Preferred Stock and Global Preferred Stock as required pursuant to the provisions of this Section 11(c).

(B)            All Certificated Preferred Stock and Global Preferred Stock issued upon any registration of transfer or exchange of Certificated Preferred Stock or Global Preferred Stock shall be the valid Capital Stock of the Company, entitled to the same benefits under this Certificate of Designations as the Certificated Preferred Stock or Global Preferred Stock surrendered upon such registration of transfer or exchange.

(C)            Prior to due presentment for registration of transfer of any shares of Preferred Stock, the Transfer Agent and the Company may deem and treat the Person in whose name such shares of Preferred Stock are registered as the absolute owner of such Preferred Stock and neither the Transfer Agent nor the Company shall be affected by notice to the contrary.

(D)            No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any Preferred Stock certificate or Common Stock certificate at the office of the Transfer Agent maintained for that purpose. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Preferred Stock certificates or Common Stock certificates.

(ix)     No Obligation of the Transfer Agent.

(A)            The Transfer Agent shall have no responsibility or obligation to any beneficial owner of Global Preferred Stock, a member of or a participant in, DTC or any other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Preferred Stock or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount, under or with respect to such Global Preferred Stock. All notices and communications to be given to the Holders and all payments to be made to Holders under the Preferred Stock shall be given or made only to the Holders (which shall be DTC or its nominee in the case of the Global Preferred Stock). The rights of beneficial owners in any Global Preferred Stock shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Transfer Agent may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(B)            The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Designations or under applicable law with respect to any transfer of any interest in any Preferred Stock (including any transfers between or among DTC participants, members or beneficial owners in any Global Preferred Stock) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate of Designations, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(d)            Replacement Certificates. If any of the Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Preferred Stock certificate, or in lieu of and substitution for the Preferred Stock certificate lost, stolen or destroyed, a new Preferred Stock certificate of like tenor and representing an equivalent number of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the Transfer Agent.

(e)            Temporary Certificates. Until definitive Preferred Stock certificates are ready for delivery, the Company may prepare and the Transfer Agent shall authenticate temporary Preferred Stock certificates. Any temporary Preferred Stock certificates shall be substantially in the form of definitive Preferred Stock certificates but may have variations that the Company considers appropriate for temporary Preferred Stock certificates. Without unreasonable delay, the Company shall prepare and the Transfer Agent shall authenticate definitive Preferred Stock certificates and deliver them in exchange for temporary Preferred Stock certificates.

(f)            Cancellation. In the event the Company shall repurchase or otherwise acquire Certificated Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancellation.

(i)            At such time as all beneficial interests in Global Preferred Stock have either been exchanged for Certificated Preferred Stock, converted, repurchased or canceled, such Global Preferred Stock shall thereupon be delivered to the Transfer Agent for cancellation.

(ii)             The Transfer Agent and no one else shall cancel and destroy all Preferred Stock certificates surrendered for transfer, exchange, replacement or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Transfer Agent to deliver canceled Preferred Stock certificates to the Company. The Company may not issue new Preferred Stock certificates to replace Preferred Stock certificates to the extent they evidence Preferred Stock which the Company has purchased or otherwise acquired.

12.            Other Provisions. (a) With respect to any notice to a Holder of shares of Preferred Stock required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

(b)            Shares of Preferred Stock that have been issued and reacquired in any manner, including shares of Preferred Stock that are repurchased or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company; provided that any issuance of such shares as Preferred Stock must be in compliance with the terms hereof.

(c)            The shares of Preferred Stock shall be issuable only in whole shares.

(d)            All notice periods referred to herein shall commence on the date of the mailing of the applicable notice. Notice to any Holder shall be given to the registered address set forth in the Company’s records for such Holder, or for Global Preferred Stock, to the Depository in accordance with its procedures.

(e)            Any payment or delivery required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day and no interest or dividends on such payment will accrue or accumulate, as the case may be, in respect of such delay.

(f)            Holders of Preferred Stock shall not be entitled to any preemptive rights to acquire additional capital stock of the Company.

IN WITNESS WHEREOF, the Company has caused this certificate to be signed and attested this 18th day of May, 2021.

FLUOR CORPORATION

By:	/s/ Joseph L. Brennan
Name: Joseph L. Brennan
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Certificate of Designations]

EXHIBIT A

FORM OF PREFERRED STOCK

FACE OF SECURITY

[INCLUDE FOLLOWING LEGEND IF A GLOBAL PREFERRED STOCK]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1.                   REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

2.                   AGREES FOR THE BENEFIT OF FLUOR CORPORATION (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF INITIAL ISSUANCE HEREOF OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)               TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B)               PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)               TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)               PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

Certificate Number [ ]	[Initial][1] Number of Shares of Preferred Stock

CUSIP NO.: [__]

Series A 6.50% Cumulative Perpetual Convertible Preferred Stock

of

FLUOR CORPORATION

FLUOR CORPORATION, a Delaware corporation (the “Company”), hereby certifies that [CEDE & CO.]2 [_______]3 (the “Holder”) is the registered owner of [___________]4[the number shown on Schedule I hereto of]5 fully paid and non-assessable shares of preferred stock, par value $0.01 per share, of the Company designated as the Series A 6.50% Cumulative Perpetual Convertible Preferred Stock (the “Preferred Stock”). The shares of Preferred Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Stock represented hereby are as specified in, and the shares of the Preferred Stock are issued and shall in all respects be subject to the provisions of, the certificate of designations setting forth the terms of the Preferred Stock dated May 18, 2021, as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.

Reference is hereby made to the Certificate of Designations, which shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, these shares of Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid for any purpose.

1 Include for Global Preferred Stock.

2 Include for Global Preferred Stock.

3 Include for Certificate Preferred Stock.

4 Include for Certificated Preferred Stock.

5 Include for Global Preferred Stock.

IN WITNESS WHEREOF, the Company has executed this certificate this 18th day of May, 2021.

FLUOR CORPORATION

By:
Name:
Title:

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

These are shares of the Preferred Stock referred to in the within-mentioned Certificate of Designations.

Dated: _______________

COMPUTERSHARE TRUST COMPANY, N.A., as Transfer Agent,

By:
Authorized Signatory

[REVERSE OF SECURITY]

Cumulative dividends on each share of Preferred Stock shall be payable at the applicable rate provided in the Certificate of Designations.

The shares of Preferred Stock shall be convertible in the manner and in accordance with the terms set forth in the Certificate of Designations.

The Company will furnish without charge to each Holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights.

Attachment 1

[FORM OF ASSIGNMENT AND TRANSFER]

For value received ________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within shares of Preferred Stock, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said shares of Preferred Stock on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within shares of Preferred Stock occurring prior to the one year after the last original issuance date of such shares of Preferred Stock, the undersigned confirms that such shares of Preferred Stock are being transferred:

□                    To Fluor Corporation or a subsidiary thereof; or

□                    Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

□                     To a person reasonably believed to be a qualified institutional buyer that is purchasing for its own account or for the account of another qualified institutional buyer and to whom notice is given that the transfer is being made in reliance on reliance on Rule 144A, all in compliance with Rule 144A under the Securities Act of 1933, as amended; or

□                    Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated: ________________________

_____________________________________

_____________________________________

Signature(s)

_____________________________________

Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission Rule 17Ad-15

if shares of Preferred Stock are to be delivered, other
than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the share of Preferred Stock in every particular without alteration or enlargement or any change whatever.

Attachment 2

[FORM OF NOTICE OF CONVERSION]

(To be Executed by the Holder in order to Convert the Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) shares of Series A 6.50% Cumulative Perpetual Convertible Preferred Stock (the “Preferred Stock”) of Fluor Corporation (the “Company”), represented by stock certificate No(s) _____________ (the “Preferred Stock Certificates”), into shares of common stock (“Common Stock”) of the Company according to the conditions of the Certificate of Designations of the Preferred Stock (the “Certificate of Designations”). The Company shall pay any documentary, stamp or similar issue or transfer tax on the issuance of the shares of the Common Stock upon conversion of the Preferred Stock, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder will pay the tax. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Number of shares of Preferred Stock to be converted: ____________________________

Name or Names (with addresses) in which the certificate or certificate for any shares of Common Stock to be issued are to be registered:6 _____________________________________________________

Signature: ___________________________________________________

Name of registered Holder: _________________________________________________

Fax No.: ______________________________________________

Telephone No.: ____________________________________

6 The Company is not required to issue shares of Common Stock until you (a) if required, furnish appropriate endorsements and transfer documents and (b) if required, pay funds equal to any dividend payable on the next Dividend Payment Date in accordance with Section 3(i) of the Certificate of Designations.

Schedule I7

Fluor Corporation

Series A 6.50% Cumulative Perpetual Convertible Preferred Stock

Certificate Number:

The number of shares of Series A 6.50% Cumulative Perpetual Convertible Preferred Stock initially represented by this Global Preferred Stock shall be [      ]. Thereafter the Transfer Agent shall note changes in the number of shares of Series A 6.50% Cumulative Perpetual Convertible Preferred Stock evidenced by this Global Preferred Stock in the table set forth below:

Amount of Decrease in Number of Shares Represented by this Global Preferred Stock	Amount of Increase in Number of Shares Represented by this Global Preferred Stock	Number of Shares Represented by this Global Preferred Stock following Decrease or Increase	Signature of Authorized Officer of Transfer Agent

7 Include for Global Preferred Stock.